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                                                                    EXHIBIT 23.1


Deloitte & Touche LLP
BCE Place
181 Bay Street, Suite 1400
Toronto, ON M5J 2V1
Canada

Tel: (416) 601 6150
Fax: (416) 601 6151
www.deloitte.ca
                                                    [DELOITTE & TOUCHE ("LOGO")]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement and the related Prospectus of Brookfield Properties Corporation on Form S-8 of our report dated February 4, 2003, appearing in the Annual Report on Form 40-F of Brookfield Properties Corporation for the year ended December 31, 2002.



[DELOITTE & TOUCHE LLP ("SIGNATURE")]

Chartered Accountants

Toronto, Ontario
February 24, 2004






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Deloitte
Touche
Tohmatsu
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